Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bancshares, Inc. Reports
First Quarter 2018 Financial Results

MOUNT PLEASANT, Texas, April 24, 2018 /GlobeNewswire/ -- Guaranty Bancshares, Inc. (NASDAQ: GNTY), the holding company for Guaranty Bank & Trust, N.A., today reported financial results for the fiscal quarter ended March 31, 2018. For the three months ended March 31, 2018, net earnings increased $843,000, or 24.0%, to $4.4 million from $3.5 million for the prior period. Basic earnings per share was $0.39 for the three months ended March 31, 2018 compared to $0.40 during the prior period. The company's earnings per share were impacted by the issuance of 2,300,000 shares of common stock in the company's initial public offering, which closed in May 2017.

The company's first quarter net earnings were impacted by approximately $200,000 in nonrecurring expenses related to the pending acquisition of Westbound Bank ("Westbound"). On January 29, 2018, Guaranty announced the execution of a definitive agreement providing for the proposed merger of Westbound with and into Guaranty Bank & Trust, which will facilitate Guaranty’s entry into the Houston metropolitan area.  Guaranty expects to close the merger during the second quarter of 2018, subject to the satisfaction of customary closing conditions and approval by Westbound’s shareholders.  Upon completion of the merger, Guaranty will continue to operate Westbound’s four locations in Katy, Bellaire, Houston and Conroe, Texas. Excluding the Westbound pending acquisition related expenses, basic earnings per share during the first quarter of 2018 would be $0.41 per basic share.

The first quarter 2018 growth in net earnings was primarily attributable to growth in net interest income of $1.1 million, an increase in noninterest income of $383,000, and a decrease in the income tax provision of $368,000. These increases were partially offset by an increase in noninterest expense of $1.1 million, which includes the Westbound merger related expenses described above, and expenses of $360,000 associated with our two new de novo branches that opened in the fourth quarter of 2017.

Net interest income for the first quarter of 2018 and 2017 was $15.4 million and $14.2 million, respectively, an increase of $1.1 million, or 7.9%. Net interest margin for the first quarter of 2018 and 2017 was 3.41% and 3.34%, respectively. Net interest income and net interest margin, on a taxable equivalent basis, were $15.4 million and 3.43%, respectively, for the first quarter of 2018.

The provision for loan losses was $600,000 in the first quarter of 2018, compared to $600,000 in the fourth quarter of 2017 and $650,000 in the first quarter of 2017. The provision for loan losses is primarily reflective of organic growth during the respective periods. Nonperforming assets as a percentage of total loans have remained consistent and were 0.64% at March 31, 2018, compared to 0.64% at December 31, 2017, and 0.66% at March 31, 2017.

Noninterest income increased 11.7% in the first quarter of 2018 to $3.7 million, compared to $3.3 million in the same quarter a year ago. Merchant and debit card fees increased 13.3% to $829,000, compared to $732,000 in the same quarter last year due to continued growth in net new accounts and debit cards. Gain on sale of mortgage loans increased $127,000, or 29.6%, from from $429,000 in the first quarter of 2017 to $556,000 in the current quarter. The increase in gain on sale of mortgage loans results from increases in the volume and amount of the loans sold. Other categories of noninterest income increased with the continued growth of the bank.

Noninterest expense for the first quarter of 2018 totaled $13.1 million, compared to $12.0 million for the first quarter of 2017, an increase of 9.0%. The increase in noninterest expense in the first quarter of 2018 was primarily driven by a $791,000 increase in salary and employee benefit expenses when compared to the same quarter a year ago, a $207,000 increase in legal and professional fees primarily associated with the pending Westbound acquisition and a $105,000 increase in occupancy expenses. Increases in salary and occupancy expenses were significantly impacted as a result of our two de novo locations in Austin and Fort Worth, Texas that were opened in the fourth quarter of 2017. The increase was partially offset by decreases in FDIC insurance expense of $35,000 and other non-interest expenses of $172,000. The company's efficiency ratio in the first quarter of 2018 was 68.99%, compared to 68.74% in the same quarter last year.

As of March 31, 2018, consolidated assets for the company totaled $2.00 billion, compared to $1.96 billion at December 31, 2017 and $1.90 billion at March 31, 2017. During the first quarter, gross loans increased 3.1%, or $41.8 million, to $1.40 billion at March 31, 2018, compared to loans of $1.36 billion at December 31, 2017. Gross loans increased 12.7%, or $157.4 million, from $1.25 billion at March 31, 2017. Deposits increased slightly during the first quarter by 0.9%, or $15.3 million, to $1.69 billion at March 31, 2018 compared to $1.68 billion at December 31, 2017. Total deposits increased 1.2%, or $20.4 million, from $1.67 billion at March 31, 2017. Deposit growth was impacted in the first quarter of 2018 by the loss of one large public funds account that maintained an average balance of $20.0 million in deposits with the bank. Shareholders' equity totaled $207.4 million as of March 31, 2018, compared to $207.3 million at December 31, 2017 and $146.4 million at March 31, 2017. The increase from March 31, 2017 was primarily the result of operating earnings and the proceeds of the Company's initial public offering.

The company's Chairman and Chief Executive Officer, Ty Abston, said, "Guaranty achieved good net earnings growth in the first quarter, with a 24.0% increase over the first quarter of last year. Our loan growth was in-line with expectations and should accelerate further into the year. We are on pace to close the pending Westbound acquisition during the second quarter of 2018 and look forward to the opportunities that expansion brings to our franchise."

Guaranty Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(In thousands, except share and per share data)
	As of
	2018	2017
	March 31	December 31	September 30	June 30	March 31
ASSETS
Cash and due from banks	$33,021	$40,482	$33,736	$36,389	$32,576
Federal funds sold	43,875	26,175	34,250	17,700	83,175
Interest-bearing deposits	9,715	24,771	27,075	29,217	28,006
Total cash and cash equivalents	86,611	91,428	95,061	83,306	143,757
Securities available for sale	235,075	232,372	238,133	246,233	214,463
Securities held to maturity	170,408	174,684	179,081	182,248	185,837
Loans held for sale	1,477	1,896	3,400	2,435	1,446
Loans, net	1,388,913	1,347,779	1,294,847	1,284,318	1,241,215
Accrued interest receivable	6,719	8,174	6,440	7,631	6,304
Premises and equipment, net	45,095	43,818	43,958	44,491	44,823
Other real estate owned	2,076	2,244	1,929	1,733	1,637
Cash surrender value of life insurance	19,468	19,117	18,376	18,035	17,922
Deferred tax asset	3,354	2,543	4,267	4,121	4,426
Core deposit intangible, net	2,578	2,724	2,870	3,016	3,162
Goodwill	18,742	18,742	18,742	18,742	18,742
Other assets	17,369	17,103	16,949	16,160	17,465
Total assets	$1,997,885	$1,962,624	$1,924,053	$1,912,469	$1,901,199

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$421,255	$410,009	$405,678	$387,725	$370,810
Interest-bearing deposits	1,270,327	1,266,311	1,211,624	1,258,648	1,300,361
Total deposits	1,691,582	1,676,320	1,617,302	1,646,373	1,671,171
Securities sold under agreements to repurchase	12,395	12,879	12,920	14,153	12,663
Accrued interest and other liabilities	7,574	7,117	7,601	7,921	7,595
Other debt	—	—	—	—	18,929
Federal Home Loan Bank advances	65,149	45,153	65,157	25,161	25,165
Subordinated debentures	13,810	13,810	13,810	14,310	19,310
Total liabilities	1,790,510	1,755,279	1,716,790	1,707,918	1,754,833
Commitments and contingent liabilities:
KSOP-owned shares (1)	—	—	—	—	34,300

Shareholders' equity	207,375	207,345	207,263	204,551	146,366
Less: KSOP-owned shares (1)	—	—	—	—	34,300
Total shareholders' equity	207,375	207,345	207,263	204,551	112,066
Total liabilities and shareholders' equity	$1,997,885	$1,962,624	$1,924,053	$1,912,469	$1,901,199

	Quarter Ended
	2018	2017
	March 31	December 31	September 30	June 30	March 31
INCOME STATEMENTS
Interest income	$19,038	$18,689	$18,165	$17,792	$17,136
Interest expense	3,666	3,201	3,063	2,993	2,895
Net interest income	15,372	15,488	15,102	14,799	14,241
Provision for loan losses	600	600	800	800	650
Net interest income after provision for loan losses	14,772	14,888	14,302	13,999	13,591
Noninterest income	3,665	3,779	3,702	3,516	3,282
Noninterest expense	13,134	12,265	12,166	11,906	12,045
Income before income taxes	5,303	6,402	5,838	5,609	4,828
Income tax provision	944	3,594	1,699	1,633	1,312
Net earnings	$4,359	$2,808	$4,139	$3,976	$3,516

PER COMMON SHARE DATA
Earnings per common share, basic	$0.39	$0.25	$0.37	$0.40	$0.40
Earnings per common share, diluted	0.39	0.25	0.37	0.39	0.40
Cash dividends per common share	0.14	0.14	0.13	0.26	—
Book value per common share - end of quarter	18.75	18.75	18.74	18.50	16.72
Tangible book value per common share - end of quarter(2)	16.82	16.81	16.79	16.53	14.22
Common shares outstanding - end of quarter	11,058,956	11,058,956	11,058,956	11,058,956	8,753,933
Weighted-average common shares outstanding, basic	11,058,956	11,058,956	11,058,956	10,019,049	8,751,945
Weighted-average common shares outstanding, diluted	11,177,579	11,162,329	11,164,429	10,106,825	8,784,410

PERFORMANCE RATIOS
Return on average assets (annualized)	0.89%	0.58%	0.87%	0.85%	0.76%
Return on average equity (annualized)	8.35	5.36	7.99	8.85	9.72
Net interest margin (annualized)	3.41	3.39	3.38	3.40	3.34
Efficiency ratio(3)	68.99	64.13	64.70	65.10	68.74
(1) In accordance with provisions of the Internal Revenue Code applicable to private companies, the terms of our KSOP required us, for a specified time, to repurchase shares of our common stock distributed to participants from the KSOP. Accordingly, the shares of our common stock held by the KSOP while we were a private company are reflected in our consolidated balance sheet as a line item between total liabilities and shareholders’ equity. Upon listing of our common stock on the NASDAQ Global Select Market in May 2017, this repurchase obligation terminated and, consequently, we were no longer required to deduct KSOP-owned shares from shareholders’ equity.
(2) See Reconciliation of non-GAAP Financial Measures table
(3) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	As of
	2018	2017
	March 31	December 31	September 30	June 30	March 31
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$206,308	$197,508	$192,368	$217,310	$205,351
Real estate:
Construction and development	193,909	196,774	201,542	178,041	153,227
Commercial real estate	450,076	418,137	393,710	379,083	373,252
Farmland	63,971	59,023	54,351	63,841	62,133
1-4 family residential	377,278	374,371	364,530	355,121	359,565
Multi-family residential	37,992	36,574	23,259	28,858	23,943
Consumer	48,982	51,267	51,379	51,244	52,755
Agricultural	22,545	25,596	24,449	21,854	21,473
Overdrafts	273	294	698	364	390
Total loans(1)(2)	$1,401,334	$1,359,544	$1,306,286	$1,295,716	$1,252,089

	Quarter Ended
	2018	2017
	March 31	December 31	September 30	June 30	March 31
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$12,859	$12,528	$12,525	$11,928	$11,484
Loans charged-off	(116)	(979)	(929)	(302)	(248)
Recoveries	32	710	132	99	42
Provision for loan losses	600	600	800	800	650
Balance at end of period	$13,375	$12,859	$12,528	$12,525	$11,928

Allowance for loan losses / period-end loans	0.95%	0.95%	0.96%	0.97%	0.95%
Allowance for loan losses / nonperforming loans	282.4	321.2	217.7	316.4	389.0
Net charge-offs / average loans (annualized)	0.02	0.08	0.25	0.06	0.07

NON-PERFORMING ASSETS
Non-accrual loans (3)	$4,737	$4,004	$5,755	$3,958	$3,066
Other real estate owned	2,076	2,244	1,929	1,733	1,637
Repossessed assets owned	2,107	2,466	2,479	3,501	3,526
Total non-performing assets	$8,920	$8,714	$10,163	$9,192	$8,229

Non-performing assets as a percentage of:
Total loans(1)(3)	0.64%	0.64%	0.78%	0.71%	0.66%
Total assets	0.45	0.44	0.53	0.48	0.43

Restructured loans-nonaccrual	$—	$—	$—	$—	$42
Restructured loans-accruing	746	657	316	323	330

	Quarter Ended
	2018	2017
	March 31	December 31	September 30	June 30	March 31
NONINTEREST INCOME
Service charges	$888	$945	$986	$938	$877
Net realized gain on securities transactions	—	142	—	25	—
Net realized gain on sale of loans	556	491	589	472	429
Fiduciary income	398	408	362	343	350
Bank-owned life insurance income	126	114	116	114	117
Merchant and debit card fees	829	818	778	791	732
Loan processing fee income	145	143	146	163	145
Other noninterest income	723	718	725	670	632
Total noninterest income	$3,665	$3,779	$3,702	$3,516	$3,282

NONINTEREST EXPENSE
Employee compensation and benefits	$7,778	$6,922	$6,729	$6,440	$6,987
Occupancy expenses	1,853	1,848	1,938	1,866	1,748
Legal and professional fees	568	589	692	419	361
Software and technology	556	556	533	517	483
Amortization	257	252	258	259	264
Director and committee fees	279	304	253	248	259
Advertising and promotions	279	314	303	335	241
ATM and debit card expense	309	133	253	264	249
Telecommunication expense	152	114	128	141	143
FDIC insurance assessment fees	156	144	162	174	191
Other noninterest expense	947	1,089	917	1,243	1,119
Total noninterest expense	$13,134	$12,265	$12,166	$11,906	$12,045
(1) Excludes outstanding balances of loans held for sale of $1.5 million, $1.6 million, $3.4 million, $2.4 million and $1.4 million as of March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.
(2) Excludes deferred loan fees of $1.0 million, $1.1 million, $1.1 million, $1.1 million and $1.1 million as of March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017, respectively.
(3) Restructured loans-nonaccrual are included in nonaccrual loans which are a component of nonperforming loans.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	For the Three Months Ended March 31,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,364,724	$16,256	4.83%	$1,233,126	$14,415	4.74%
Securities available for sale	238,233	1,442	2.45	187,648	1,104	2.39
Securities held to maturity	172,679	1,061	2.49	187,621	1,129	2.44
Nonmarketable equity securities	7,508	89	4.81	8,745	256	11.87
Interest-bearing deposits in other banks	43,547	190	1.77	112,362	232	0.84
Total interest-earning assets	1,826,691	19,038	4.23	1,729,502	17,136	4.02
Allowance for loan losses	(12,989)			(11,564)
Noninterest-earnings assets	142,343			144,338
Total assets	$1,956,045			$1,862,276
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,255,975	$3,274	1.06%	$1,254,317	$2,404	0.78%
Advances from FHLB and fed funds purchased	59,979	214	1.45	49,389	68	0.56
Other debt	—	—	—	18,693	205	4.45
Subordinated debentures	13,810	167	4.90	19,310	207	4.35
Securities sold under agreements to repurchase	11,621	11	0.38	11,075	11	0.40
Total interest-bearing liabilities	1,341,385	3,666	1.11	1,352,784	2,895	0.87
Noninterest-bearing liabilities:
Noninterest-bearing deposits	400,347			358,581
Accrued interest and other liabilities	5,589			6,149
Total noninterest-bearing liabilities	405,936			364,730
Shareholders’ equity	208,724			144,762
Total liabilities and shareholders’ equity	$1,956,045			$1,862,276
Net interest rate spread(2)			3.12%			3.15%
Net interest income		$15,372			$14,241
Net interest margin(3)			3.41%			3.34%
(1) Includes average outstanding balances of loans held for sale of $1.7 million and $1.6 million for the three months ended March 31, 2018 and 2017 respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

Guaranty Bancshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In thousands, except share and per share data)
	As of
	2018	2017
	March 31	December 31	September 30	June 30	March 31
Total shareholders’ equity, including KSOP-owned shares	$207,375	$207,345	$207,263	$204,551	$146,366
Adjustments:
Goodwill	(18,742)	(18,742)	(18,742)	(18,742)	(18,742)
Core deposit and other intangibles	(2,578)	(2,724)	(2,870)	(3,016)	(3,162)
Total tangible common equity	$186,055	$185,879	$185,651	$182,793	$124,462
Common shares outstanding - end of period(1)	11,058,956	11,058,956	11,058,956	11,058,956	8,753,933
Book value per common share	$18.75	$18.75	$18.74	$18.50	$16.72
Tangible book value per common share	16.82	16.81	16.79	16.53	14.22
(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Guaranty Bancshares, Inc.

Guaranty Bancshares, Inc. ("Guaranty") is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services. Guaranty Bank & Trust has 28 banking locations across 20 Texas communities located within the East Texas, Dallas/Fort Worth Metroplex and Central Texas regions of the state. Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"), including our registration statement on Form S-4 filed with respect to our pending acquisition of Westbound Bank, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the composition of our loan portfolio, including deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to execute our business plan; acquisitions and integrations of acquired businesses; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; and the amount of nonperforming and classified assets we hold. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

No Offer or Solicitation
This communication does not constitute an offer to sell, a solicitation of an offer to sell, the solicitation of an offer to buy any securities or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information about the Merger with Westbound Bank
In connection with the proposed merger of Westbound with and into Guaranty Bank & Trust, N.A., Guaranty filed a Registration Statement on Form S-4 with the SEC with respect to the proposed merger. The Registration Statement on Form S-4 included a proxy statement of Westbound and a prospectus of Guaranty, which Westbound sent to its shareholders. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY AMENDMENT OR SUPPLEMENTS TO THESE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GUARANTY, WESTBOUND AND THE MERGER. Investors and security holders may obtain free copies of the Registration Statement on Form S-4 and the related proxy statement/prospectus, as well as other documents filed with the SEC by Guaranty through the website maintained by the SEC at www.sec.gov. Documents filed with the SEC by Guaranty will also be available free of charge upon written request at the following address: Guaranty Bancshares, Inc., 201 South Jefferson Avenue, Mount Pleasant, Texas 75455, Attn: Investor Relations.
Participants in the Transaction
Guaranty, Westbound and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Westbound in connection with the proposed merger. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the proxy statement/prospectus regarding the proposed merger. Information about Guaranty and its directors and executive officers may be found in Guaranty’s proxy statement relating to its 2018 Annual Meeting of Shareholders that has been filed with the SEC. Additional copies of the proxy statement can be obtained free of change from the sources described above.

Contact:

Cappy Payne Senior Executive Vice President and Chief Financial Officer (888) 572-9881 investors@gnty.com

Source: Guaranty Bancshares, Inc.